Item 77Q(1)(a)
SALES AGREEMENT WITH FEDERATED SECURITIES CORP.

	    This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Federated Securities Corp. ("FSC") for WACHOVIA FUNDS and WACHOVIA MUNICIPAL FUNDS (the "Trust"), which may be offered in one or more series (the "Funds") and classes (the "Classes") of shares ("Shares"), for which FSC serves as Distributor of shares of beneficial interest or capital stock. The Funds or Classes to which this Agreement applies are set forth in Schedule A hereto.

1.	Status of Financial Institution as "Bank" or Registered Broker-Dealer.

	The Financial Institution represents and warrants to FSC that:

	(a)  	It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.

(b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to FSC promptly in the event that it shall cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.

	(c)  	If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations ofthe NASD including, without limitation,the NASD Rules of Fair Practice.
The Financial Institution agrees to notify FSC immediately in the event of
(1)its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this
Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement.  The Financial
Institution's expulsion from the NASD will automatically terminate this
Agreement immediately without notice.  Suspension of the Financial
Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon FSC's written notice of termination to the Financial Institution.

2.	Financial Institution Acts as Agent for its Customers.

	The parties agree that in each transaction in the Shares of the Trust:
(a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Trust to which this Agreement applies; (d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement.
The Financial Institution shall not have any authority in any transaction to act as FSC's agent or as agent for the Trust.



3.	Execution of Orders for Purchase and Redemption of Shares.

	(a)  	All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable redemption charge, in each case as described in the prospectus of the Fund or Class. FSC and the Trust reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by FSC, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

(b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Fund or Class and FSC's written instructions to the Financial Institution from time to time.

	(c)  	Payments for Shares shall be made as specified in the applicable
Fund or Class prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund or Class prospectus, FSC reserves the right, without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

	(d)  	The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Trust's recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by FSC.

4.	Fees Payable to the Financial Institution from Sales Loads.

	(a)  	On each order accepted by FSC, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by FSC. The sales loads for any Fund or Class shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at FSC's sole discretion upon thirty (30) days' written notice to the Financial Institution.

	(b)  	Transactions may be settled by the Financial Institution: (1) by payment of the full purchase price to FSC less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to FSC, in which case
FSC shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

5.	Payment of Rule 12b-1 Fees to the Financial Institution.

	Subject to and in accordance with the terms of each Fund or Class prospectus and the Rule 12b-1 Plan, if any, adopted by resolution of the Board of Trustees, and the shareholders of any Fund or Class pursuant to Rule 12b-1 under the Investment Company Act of 1940, FSC may pay fees for sales and/or distribution services to certain financial institutions (such as banks and securities dealers). The Financial Institution will serve in accordance with the terms of the form of Rule 12b-1
Agreement attached as Appendix A, for all of its customers who purchase Shares of any Funds or Classes whose prospectuses provide for such services.

6.	Delivery of Prospectuses to Customers.

	The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Fund or Class. The Financial Institution shall not make any representations concerning any Shares other than those ontained in the prospectus of the Fund or Class or in any promotional materials or sales literature furnished to the Financial Institution by FSC or the Fund or Class.

7.	Indemnification.

	(a)  	The Financial Institution shall indemnify and hold harmless FSC, the
Trust, the transfer agents of the Trust, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees)
arising from, related to or otherwise connected with: (1) any breach by the
Financial Institution of any provision of this Agreement; or (2) any actions or omissions of FSC, the Trust, the transfer agents of the Trust, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

	(b)  	FSC shall indemnify and hold harmless the Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs
(including attorneys fees) arising from, related to or
otherwise connected with: (1) any breach by FSC of any provision of this
Agreement; or (2) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

	(c)  	The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying
Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

	(d)  	The provisions of this Paragraph 7 shall survive the termination of this Agreement.



8.	Customer Names Proprietary to the Financial Institution.

	(a)  	The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by FSC or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit FSC or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institution pursuant to this Agreement.

	(b)  	Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

	(c)  	The provisions of this Paragraph 8 shall survive the termination of this Agreement.

9.	Solicitation of Proxies.

	The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 9 will survive the term of this Agreement.

10.	Certification of Customers' Taxpayer Identification Numbers.

	The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

11.	Notices.

	Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by federal express, or by telex, telegram, facsimile transmission, or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to FSC shall be given or sent to FSC at its offices located at Federated Investors Tower, Pittsburgh, PA 15222-3779, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

12.	Termination and Amendment.

(a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty
(30) days' prior notice to the other party. This Agreement supersedes any prior sales agreements between the parties.

	(b)  	This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by FSC within such thirty (30) days.

13.	Governing Law.

	This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

	_________________________________
	Financial Institution

	_________________________________
	Address

	_________________________________
	City           State  Zip Code


Dated:_______________________	By:
	Authorized Signature


	Title


	Print Name or Type Name


	FEDERATED SECURITIES CORP.
	Federated Investors Tower
	Pittsburgh, Pennsylvania 15222-3779


	By:
	David M. Taylor, Executive Vice President



Superseded by Amendment #1 to Schedule A dated 7/1/99
Schedule A to Sales Agreement with
Federated Securities Corp.





WACHOVIA FUNDS
and
WACHOVIA MUNICIPAL FUNDS

Fund and Class of Shares

Class A Shares
Wachovia Balanced Fund
Wachovia Emerging Markets Fund
Wachovia Equity Fund
Wachovia Equity Index Fund
Wachovia Fixed Income Fund
Wachovia Georgia Municipal Bond Fund
Wachovia Growth & Income Fund
Wachovia Intermediate Fixed Income Fund
Wachovia North Carolina Municipal Bond Fund
Wachovia Quantitative Equity Fund
Wachovia Short-Term Fixed Income Fund
Wachovia South Carolina Municipal Bond Fund
Wachovia Special Values Fund
Wachovia Virginia Municipal Bond Fund

Class B Shares
Wachovia Balanced Fund
Wachovia Equity Fund
Wachovia Fixed Income Fund
Wachovia Quantitative Equity Fund



Amendment #1 to Schedule A
to Sales Agreement with
Federated Securities Corp.





WACHOVIA FUNDS
and
WACHOVIA MUNICIPAL FUNDS

Fund and Class of Shares

Class A Shares
Wachovia Balanced Fund
Wachovia Emerging Markets Fund
Wachovia Equity Fund
Wachovia Equity Index Fund
Wachovia Executive Equity Fund
Wachovia Executive Fixed Income Fund
Wachovia Fixed Income Fund
Wachovia Georgia Municipal Bond Fund
Wachovia Growth & Income Fund
Wachovia Intermediate Fixed Income Fund
Wachovia North Carolina Municipal Bond Fund
Wachovia Personal Equity Fund
Wachovia Quantitative Equity Fund
Wachovia Short-Term Fixed Income Fund
Wachovia South Carolina Municipal Bond Fund
Wachovia Special Values Fund
Wachovia Virginia Municipal Bond Fund

Class B Shares
Wachovia Balanced Fund
Wachovia Equity Fund
Wachovia Executive Equity Fund
Wachovia Executive Fixed Income Fund
Wachovia Fixed Income Fund
Wachovia Personal Equity Fund
Wachovia Quantitative Equity Fund
Wachovia Special Values Fund

revised 7/1/99



Item 77Q(1)(b)
The Wachovia Funds
The Wachovia Municipal Funds

AGREEMENT
for
FUND ACCOUNTING SERVICES,
ADMINISTRATIVE SERVICES
and
TRANSFER AGENCY SERVICES

AGREEMENT made as of June 3, 1999, by and among THE WACHOVIA FUNDS and THE WACHOVIA MUNICIPAL FUNDS, each having its principal office and place of business at 5800
Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (together, the "Investment Company"), on behalf of their respective separate investment portfolios (individually referred to herein as a "Fund" and collectively as "Funds"), listed on Exhibit 1 as may be amended from time to time, and FEDERATED SERVICES COMPANY, a Pennsylvania corporation, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries (the"Company") WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of beneficial interest ("Shares");WHEREAS, the Investment Company desires to retain the Company as fund accountant to provide fund accounting services (as herein defined)including certain pricing, accounting and recordkeeping services for each of the Funds, including any classes of shares issued by any Fund ("Classes"), and the Company desires to accept such appointment; WHEREAS, the Investment Company desires to appoint the Company as its administrator to provide it with administrative services (as herein defined), and the Company desires to accept such appointment; and WHEREAS, the Investment Company desires to appoint the Company as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined), and agent in connection with certain other activities, and the Company desires to accept such appointment;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE: Fund Accounting.
Article 1.  Appointment.
The Investment Company hereby appoints the Company to provide certain pricing and accounting services to the Funds, and/or the Classes, for the period and on the terms setforth in this Agreement. The Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation set forth in Exhibit 1 to this Agreement.

Article 2.  The Company's Duties.
Subject to the supervision and control of the Investment Company's Board of Trustees ("Board"), the Company will assist the Investment Company with regard to fund accounting for the Investment Company, and/or the Funds, and/or the Classes, and in connection therewith undertakes to perform the following specific services;
A.	Value the assets of the Funds using: primarily, market quotations, including the use of matrix pricing, supplied by the independent pricing services selected by the Company in consultation with the Investment
Company's investment adviser ("Adviser") and/or investment sub-adviser ("Sub-Adviser"), or sources selected by the Adviser and/or Sub-Adviser, and reviewed by the Board; secondarily, if a designated pricing service does not provide a price for a security which the Company believes should be available by market quotation, the Company may obtain a price by calling brokers designated by the Adviser and/or Sub-Adviser of the
Fund holding the security, or if the Adviser and/or Sub-Adviser does not supply the names of such brokers, the Company will attempt on its own to find brokers to price those securities; thirdly, for securities for which no market price is available, the Investment Company's Pricing Committee (or, in the absence of a Pricing Committee, the Board) will determine a fair value in good faith. Consistent with Rule 2a-4 under the 1940 Act, estimates may be used where necessary or appropriate. The Company's obligations with regard to the prices received from outside pricing services and designated brokers or other outside sources, is to exercise reasonable care in the supervision of the pricing agents.
The Company is not the guarantor of the securities prices received from such agents and the Company is not liable to the Fund for potential errors in valuing a Fund's assets or calculating the net asset value per share of such
Fund or Class attributable to such prices. All of the above sources of prices used as described are deemed by the Company to be authorized sources of
Security prices.  The Company provides daily to the Adviser and/or
Sub-Adviser the securities prices used in calculating the net asset value of the Fund, for its use in preparing exception reports for those prices on which the Adviser and/or Sub-Adviser has comment. Further, upon receipt of the exception reports enerated by the Adviser and/or Sub-Adviser, the Company diligently pursues communication regarding exception reports with the designated pricing agents;
B.	Determine the net asset value per share of each Fund and/or Class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus and Statement of Additional Information ("Prospectus")
of each Fund;C.	Calculate the net income of each Fund, if any;

D.	Calculate realized capital gains or losses of each Fund resulting from sale or disposition of assets, if any;
E.	Maintain the general ledger and other accounts, books and financial records of the Investment Company, including for each Fund and/or Class, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by the Company;
F.	Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Investment Company are the property of the Investment Company and further agrees to surrender promptly to the Investment Company such records upon the Investment Company's request;
G.	At the request of the Investment Company, prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and
H.	Such other similar services as may be reasonably requested by the
Investment Company.The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Fund Accounting Services."

SECTION TWO:  ADMINISTRATIVE SERVICES.
Article 3.  Appointment.
The Investment Company hereby appoints the Company as Administrator for the period on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to furnish the services herein set forth in return for the compensation set forth in Exhibit 1 to this Agreement.
Article 4.  The Company's Duties.
As Administrator, and subject to the supervision and control of the Board and in accordance with Proper Instructions (as defined hereafter) from the
Investment Company, the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its Funds:
A.	Prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the declaration of trust (which has already been prepared and filed), the by-laws and minutes of meetings of the Board and shareholders;
B.	Prepare and file with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its Shares;
C.	Prepare, negotiate, and administer contracts (if any) on behalf of the
Investment Company with, among others, the Adviser and/or Sub-Adviser and the Investment Company's distributor(s), subject to any applicable restrictions of the Board or the 1940 Act;
D.	Calculate performance data of the Investment Company for dissemination to information services covering the investment company industry;
E.	Prepare and file the Investment Company's tax returns;
F.	Coordinate the layout and printing of publicly disseminated prospectuses and reports;
G.	Perform internal audit examinations in accordance with a charter adopted by the Company and the Investment Company;
H.	Assist with the design, development, and operation of the Investment
Company and the Funds;
I.	Provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board; and
J.	Consult with the Investment Company and its Board on matters concerning the Investment Company and its affairs. The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section Two, shall hereafter be referred to as "Administrative Services."Article 5. Records. The Company shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations,including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment
Company. Where applicable, such records shall be maintained by the Company for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Company shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Company's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Company to the Investment Company or the Investment Company's authorized representatives.

Article 6.  Expenses.
	Notwithstanding the Company's duties as set forth in Article 4 of this
Agreement, the Investment Company assumes full responsibility for the preparation, contents and distribution of its own offering documents and for complying with all applicable requirements the 1940 Act, the Internal
Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.
	A.	The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of the Company employees who serve as officers of the Investment
Company.  The Investment Company shall be responsible for all other expenses incurred by the Company on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses,insurance premiums, fees payable to persons who are not the
Company's employees, trade association dues, and other expenses properly payable by the Funds and/or the Classes.
Article 7.  Standard of Care and Indemnification.
A.	The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which Section Two of this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the
Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.  Any person, even though also an officer, director, trustee, partner, employee or agent of the
Company, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the
Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.
B.	Subject to the conditions set forth below; the Investment Company agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage or expense whatsoever (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any action taken or thing done by the
Company in performing Administrative Services pursuant to Section Two of this Agreement if not resulting from the Company's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.
	If any action is brought against the Company to which indemnity may be sought against the Investment Company pursuant to the foregoing paragraph,
The company shall promptly notify the Investment Company in writing of the institution of such action and, if provided such notice has been given, the Investment Company shall assume the defense of such
action, including the employment of counsel selected by the Investment
Company and payment of expenses.  The Company shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company unless the employment of such counsel shall have been authorized in writing by the Investment Company in connection with the defense of such action or the Investment Company shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall
be borne by the Company.  Anything in this paragraph to the contrary notwithstanding, the Investment Company shall not be liable for any settlement of any such claim or action effected without its written consent.
The Investment Company agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Investment
Company or any of its officers or Trustees in connection with the
Administrative Services.
C.	The Company agrees to indemnify and hold harmless the Investment Company, each of its Trustees and each of its officers against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fee incurred in connection therewith) arising by reason of any action taken or thing done by the Company in performing
Administrative Services pursuant to Section Two of this Agreement if resulting from the Company's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  In case any action shall be brought against the Investment Company or any other person so indemnified based on the foregoing at described in this subsection (C), and with respect to which indemnity may be sought against the Company, the Company shall have the rights and duties given to the Investment
Company, and the Investment Company and each other person so indemnified shall have the rights and duties given to the Company by the provisions of subsection B above.SECTION THREE: TRANSFER AGENCY SERVICES.

Article 8.  Terms of Appointment.
Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints the Company to act as Transfer Agent and Dividend Disbursing Agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program.

Article 9.  Duties of the Company.
The Company shall perform the following services in accordance with Proper
Instructions as may be provided from time to time by the Investment Company as to any Fund:
A.	Purchases
(1)	The Company shall receive orders and payment for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the relevant Fund, (the "Custodian"). The Company shall notify the Fund the Custodian on a daily basis of the total amount of orders and payments so delivered.
(2)	Pursuant to purchase orders and in accordance with the Fund's current
Prospectus, the Company shall compute and issue the appropriate number of
Shares of each Fund and/or Class and hold such Shares in the appropriate
Shareholder accounts.
(3)	For certificated Funds and/or Classes, if a Shareholder or its agent requests a certificate, the Company, as Transfer Agent, shall countersign and mail by first class mail, a certificate to the Shareholder at its address as set forth on the transfer books of the Funds, and/or Classes, subject to any Proper Instructions regarding the delivery of certificates.
(4)	In the event that any check or other order for the purchase of Shares of a
Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such
Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/or Class or its distributor will reimburse the Company in the amount of such excess.
B.	Distribution
(1) Upon notification by a Fund of the declaration of any distribution to
Shareholders, the Company shall act as Dividend Disbursing Agent for the Fund in accordance with the provisions of its governing document and the then-current Prospectus of the Fund. The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders.
As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out.  The Company shall reconcile the amounts so requested and the amounts actually received by the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account, or for certificated Funds and/or Classes, certificates for such Shares shall be delivered where requested; and
(2)	The Company shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.
C.	Redemptions and Transfers
(1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian.
The Company shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.
(2) At the appropriate time upon receiving redemption proceeds from the
Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming
Shareholders, pursuant to procedures described in the then-current
Prospectus of the Fund.
(3)	If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the
Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.
(4)	The Company shall effect transfers of Shares by the registered owners thereof.
(5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.
D.	Recordkeeping
(1)	The Company shall record the issuance of Shares of each Fund, and/or
Class, and maintain pursuant to applicable rules of the SEC a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding.
The Company shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and
outstanding. (2)	The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed under this Section Three in the form and manner as agreed to by the Investment
Company to include a record for each Shareholder's account of the following:
(a)	Name, address and tax identification number (and whether such number has been certified);
(b)	Number of Shares held;
(c)	Historical information regarding the account, including dividends paid and date
and price for all transactions;
(d)	Any stop or restraining order placed against the account;
(e)	Information with respect to withholding in the case of a foreign account or an
account for which withholding is required by the Internal Revenue Code;
(f)	Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;
(g) Certificate numbers and denominations for any Shareholder holding certificates (if share certificates are issued);
(h) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.
(3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the
Company, and such records may be inspected by the Fund at reasonable times.
The Company may, at its option at any time, and shall forthwith upon the
Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.
E.	Confirmations/Reports
(1) The Company shall furnish to the Fund periodically the following information:
(a)	A copy of the transaction register;
(b)	Dividend and reinvestment blotters;
(c)	The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Company;
(d)	Shareholder lists and statistical information;
(e)	Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related
payments; (f)	Such other information as may be agreed upon from time to
time.
(2)	The Company shall prepare in the appropriate form, file with the Internal
Revenue Service and appropriate state agencies, and, if required, mail to
Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.
(3)	In addition to and not in lieu of the services set forth above, the
Company shall:
(a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and
Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and
(b)	Provide a system which will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state
("blue sky reporting").  The Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the
system prior to activation and thereafter monitor the daily activity for each state.  The responsibility of the Company for each Fund's (and/or Class's)
state blue sky reporting status is limited to the recording of the classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the
Fund as provided above.
F.	Other Duties
(1) The Company shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company;
(2)	The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders; and
(2) The Company shall establish and maintain facilities and procedures for safekeeping of Share certificates (if issued), check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.  The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section Three, shall hereafter be referred to as "Transfer Agency Services."
Article 10.  Duties of the Investment Company.
A.	Compliance
Notwithstanding, the duties of the Company as set forth in Article 9 of this
Agreement, the Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes'
Prospectus and for complying with all applicable requirements of the
Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.
B.	Share Certificates
If Share certificates are issued, the Investment Company shall supply the
Company with a sufficient supply of blank Share certificates and from time to time shall renew such supply upon request of the Company. Such blank Share certificates shall be properly signed, manually or by facsimile, if authorized by the Investment Company and shall bear the seal of the
Investment Company or facsimile thereof; and notwithstanding the death, resignation or removal of any officer of the Investment Company authorized to sign certificates, the Company may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Investment Company.
C.	Distributions
The Fund shall promptly inform the Company of the declaration of any dividend or distribution
on account of any Fund's Shares.
SECTION FOUR:  GENERAL PROVISIONS.
Article 11.  Proper Instructions.
As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper

Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets.
Proper Instructions may only be amended in writing.


Article 12.  Assignment.
Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.
A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
B.	With regard to Transfer Agency Services, the Company may, without further consent of the Investment Company, subcontract for the performance of
Transfer Agency Services with
(1)	its subsidiary, Federated Shareholder Service Company, a Delaware
business trust, which is duly registered as a transfer agent pursuant to
Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute ("Section 17A(c)(1)"); or
(2)	such other provider of services duly registered as a transfer agent under
Section 17A(c)(1) as Company shall select. C.	With regard to Fund
Accounting Services and Administrative Services, the Company may, without further consent of the Investment Company, subcontract for the performance of such services with Federated Administrative Services, a wholly-owned subsidiary of the Company, or such other service provider as Company may select.
D.	Except as provided in E below, the Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.  The compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Investment Company, the Funds, or the Classes in such respect.
E.	The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in B. and C. above;
provided, however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the agent.
F.	Either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party.
	Nothing in this Article 12 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.
Article 13.  Documents.
A. In connection with the appointment of the Company under this Agreement, the Investment Company shall file with the Company the following documents:
(1)	A copy of the declaration of trust and by-laws of the Investment Company and all amendments thereto;
(2)	A copy of the resolution of the Board of the Investment Company authorizing this Agreement;
(3)	Specimens of all forms of outstanding Share certificates of the
Investment Company or the Funds in the forms approved by the Board of the Investment Company with a certificate of the Secretary of the Investment
Company as to such approval;
(4)	All account application forms and other documents relating to
Shareholders accounts; and
(5)	A copy of the current Prospectus for each Fund.
B.	The Fund will also furnish from time to time the following documents:
(1)	Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's and/or Class's Shares;
(2) 	Each registration statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;
(3)	A certified copy of each amendment to the declaration of trust and the by-
laws of the Investment Company;
(4)	Certified copies of each vote of the Board authorizing officers to give
Proper Instructions to the Custodian and agents for fund accounting and shareholder recordkeeping or transfer agency services;
(5)	If issued, specimens of all new Share certificates representing Shares of any Fund, accompanied by Board resolutions approving such forms;
(6)	Such other certificates, documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and
(7)	Revisions to the Prospectus of each Fund.
Article 14.  Representations and Warranties.
A.	Representations and Warranties of the Company
The Company represents and warrants to the Fund that:
(1)	it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;
(2)	It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the
Commonwealth of Pennsylvania;
(3)	it is empowered under applicable laws and by its articles of incorporation and by-laws to enter into and perform this Agreement;
(4)	all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;
(5)	it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and
(6)	it is in compliance with federal securities law requirements and in good standing as an administrator, fund accountant and transfer agent.
B.	Representations and Warranties of the Investment Company
The Investment Company represents and warrants to the Company that:
(1)	It is an investment company duly organized and existing and in good standing under the laws of its state of organization;
(2)	It is empowered under applicable laws and by its declaration of trust and by-laws to enter into and perform its obligations under this Agreement;
(3) All corporate proceedings required by said declaration of trust and by-laws have been taken to authorize it to enter into and perform its obligations under this Agreement;
(4) The Investment Company is an open-end management investment company registered under the 1940 Act; and
(5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 15.  Standard of Care and Indemnification.
A.	Standard of Care
With regard to Sections One and Three, the Company shall be held to a standard of reasonable care in carrying out the provisions of this Agreement, provided however, that the Company shall be held to any higher standard of care that would be imposed upon the Company, by an applicable law or regulation even though such stated standard of care was not part of this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.  Any person, even though also an officer, trustee, partner, employee or agent of the Company, who may be or become an officer, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction ofthe Company even though paid by the Company.
B.	Indemnification by Investment Company
The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:
(1) The Investment Company's refusal or failure to comply with the terms of this Agreement, or which arise out of the Investment Company's lack of good faith, gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Investment Company hereunder;
(2) The acts or omissions of any Custodian, Adviser, Sub-Adviser or other party contracted or approved by the Investment Company or Fund;
(3)	The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which:
(a)	are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Investment Company or Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and
Shareholder account information;
(b)	are received by the Company from independent pricing services or sources for use in valuing the assets of the Investment Company or Fund; or
(c)	are received by the Company or its agents or subcontractors from Advisers,
Sub-Advisers or other third parties contracted or approved by the Investment Company or Fund for use in the performance of services under this
Agreement; or
(d)	have been prepared and/or maintained by the Investment Company or Fund or its affiliates or any other person or firm on behalf of the Investment Company.
(4)	The reliance on, or the carrying out by the Company or its agents or subcontractors of, Proper Instructions of the Investment Company or the Fund.
(6) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.Provided, however, that the Company shall not be protected by this Article 15.B. from liability for any act or omission resulting from the Companny's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth in Article 15.A. above.
C.	Indemnification by the Company
	The Company shall indemnify and hold the Investment Company and each Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to the Company's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth in Article 15A above.
D.	Reliance
At any time the Company may apply to any officer of the Investment Company or
Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations and is taken in good faith and without negligence. The Company, its agents and subcontractors shall be protected and indemnified in recognizing Share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.
E. 	Notification
In order that the indemnification provisions contained in this Article 15 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party in writing of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise or settlement in any case in which the other party may be required to indemnify it except with the other party's prior written consent.
Article 16.  Term and Termination of Agreement.
This Agreement shall be effective from the date first written above and shall continue through November 30, 2001 ("Initial Term"). Thereafter, this
Agreement shall be automatically renewed each year for an additional term of one year ("Additional Term") provided that either party may terminate this Agreement by written notice delivered at least six months prior to the expiration of the Initial or any Additional Term. In the event, however, of a material breach by the Company of its obligations under this Agreement, including a failure by the Company to meet the applicable standard of care set forth herein, the Investment Company shall promptly notify the Company in writing of such breach and, upon receipt of such notice, the Company shall promptly cure the breach, and, if the breach is not so cured within 30 days after the Company's receipt of notice thereof, the Investment Company may terminate this Agreement on not less than 30 days' written notice. The termination date for all original or after-added Funds which are, or become, a party to this Agreement shall be coterminous. Investment Companies that merge or dissolve during the Initial Term or Additional Term shall cease to be a party on the effective date of such merger or dissolution.Upon the termination of this Agreement by the Investment Company, the Investment Company shall pay to the Company such compensation as may be payable prior to the effective date of such termination. In the event that the Investment Company designates a successor to any of the Company's obligations hereunder, the Company shall, at the expense and direction of the Investment Company, transfer to such successor all relevant books, records and other data established or maintained by the Investment Company under the foregoing provisions. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Articles 7 and 15 shall survive the termination of this Agreement.

Article 17.  Amendment.
This Agreement may be amended or modified by a written agreement executed by both parties. Article 18. Interpretive and Additional Provisions.
In connection with the operation of this Agreement, the Company and the investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Investment Company's declaration of trust.

Article 19.  Governing Law.
This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania, provided however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

Article 20.  Notices.
Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779 or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.


Article 21.  Counterparts.
	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 22.  Merger of Agreement.
This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 23.  Successor Agent.
If a successor agent for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions. In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.
Article 24.  Force Majeure.
The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

Article 25.  Severability.
In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 26. Limitations of Liability of Trustees and Shareholders of the Investment Company. The execution and delivery of this Agreement have been authorized by the trustees of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the trustees or shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the declaration of trust of the Investment Company.


Article 27.  Compensation.
A.	The Funds will compensate the Company for the services described herein in accordance with the fees agreed upon from time to time between the parties hereto. Such fees do not include out-of-pocket disbursements of the Company for which the Funds shall reimburse the Company. Out-of-pocket disbursements shall include, but shall not be limited to, the items agreed upon between the parties from time to time, including those items listed on Exhibit 1 attached hereto.
B.	The Fund and/or the Classes, and not the Company, shall bear the cost of:
custodial fees and expenses; membership dues in the Investment Company
Institute or any similar organization; transfer agency fees and expenses; investment advisory fees; costs of printing and mailing Share certificates
(if issued); Prospectuses, reports and notices; administrative fees and expenses; interest on borrowed money; brokerage commissions; taxes and fees payable to federal, state and other governmental agencies; fees and expenses of the trustees of the Investment Company who are not employees of the
Company; independent auditors fees and expenses; legal and audit department expenses billed to the Company for work performed related to the Investment Company, the Funds, or the Classes; law firm fees and expenses;
organizational expenses; or other expenses not specified in this Article 27 which may be properly payable by the Funds and/or Classes.
C.	The compensation and out-of-pocket expenses attributable to the Fund shall be accrued by the Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The
Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.
D.	Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Investment Company and/or the Funds and a duly authorized officer of the Company.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.
	THE WACHOVIA FUNDS
	THE WACHOVIA MUNICIPAL FUNDS

		By:  /s/ Charles L. Davis, Jr.
	Name:  Charles Davis
	Title:  Vice President

	FEDERATED SERVICES COMPANY

		By:  /s/ Lawrence Caracciolo
	Name:  Lawrence Caracciolo
	Title: Senior Vice President



EXHIBIT 1
to the Agreement for
Fund Accounting Services,
Administrative Services
and
Transfer Agency Services

	The Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services dated June 3, 1999, among THE WACHOVIA FUNDS, THE WACHOVIA MUNICIPAL FUNDS and FEDERATED SERVICES COMPANY shall apply to the following Portfolios:

Wachovia Money Market Fund
	Investment Shares
	Institutional Shares
Wachovia Tax-Free Money Market Fund
	Investment Shares
	Institutional Shares
Wachovia U.S. Treasury Money Market Fund
	Institutional Shares
	Investment Shares
Wachovia Prime Cash Management Fund
	Institutional Shares
Wachovia Balanced Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Equity Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Equity Index Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Executive Equity Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Executive Fixed Income Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Fixed Income Fund
	Class A Shares*
	Class B Shares
	Class Y Shares


Wachovia Short-Term Fixed Income Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Special Values Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Quantitative Equity Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Emerging Markets Fund
	Class A Shares*
	Class B Shares
	Class Y Shares
Wachovia Georgia Municipal Bond Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia North Carolina Municipal Bond Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia South Carolina Municipal Bond Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Growth & Income Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Virginia Municipal Bond Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Intermediate Fixed Income Fund
	Class A Shares
	Class B Shares
	Class Y Shares
Wachovia Personal Equity Fund
	Class A Shares
	Class B Shares
	Class Y Shares

*Existing Shares were redesignated as Class A Shares



I. General Fee

For all Fund Accounting, Administrative, and Transfer Agency Services provided pursuant to this Agreement, the Investment Company agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder a fee as follows:

	With respect to Wachovia Prime Money Market Fund ... 5 basis points on average daily net assets of Wachovia Prime Money Market Fund.

With respect to all other Funds:

10.0 	basis points on average daily net assets* up to $3.5 billion
6.0 	basis points on average daily net assets* of $3.5 to $5.0 billion
4.0 	basis points on average daily net assets* of $5.0 to $10.0 billion
3.0 	basis points on average daily net assets* of $10.0 to $20.0 billion
2.0 	basis points on average daily net assets* over $20.0 billion

*Of all Funds, excluding Wachovia Prime Money Market Fund

II. Fund Accounting Services Out-of-Pocket Expenses

Out-of-pocket expenses include, but are not limited to, the following: postage (including overnight courier service), statement stock, envelopes, telephones, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific system enhancements ,access to the shareholder recordkeeping system, security pricing services, variable rate change notification services, paydown factor notification services

III. Transfer Agency Services Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding),and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date.
IV.  Payment

Payment is due thirty days after the date of the invoice.



IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of June 3, 1999.

	THE WACHOVIA FUNDS
	THE WACHOVIA MUNICIPAL FUNDS

		By:  /s/ Charles L. Davis, Jr.
	Name:  Charles Davis
	Title:  Vice President

	FEDERATED SERVICES COMPANY

		By:  /s/ Lawrence Caracciolo
	Name:  Lawrence Caracciolo
	Title: Senior Vice President


Item 77Q(1)(c)
SHAREHOLDER SERVICES AGREEMENT

    This Agreement is made between the Financial Institution executing this Agreement ("Provider") and Federated Administrative Services ("FAS") for The Wachovia Funds and The Wachovia Municipal Funds (the "Trusts"), on behalf of the portfolios listed in Exhibit A hereto (the "Funds"), who have approved this form of Agreement. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

    1. FAS hereby appoints Provider to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Services"). Provider agrees to provide Services which, in its best judgment, are necessary or desirable for its customers who are investors in the Funds. Provider further agrees to provide FAS, upon request, a written description of the Services which Provider is providing hereunder.

    2. The Services to be provided under Paragraph 1 may include, but are not limited to, the following:

        (a) communicating account openings through computer terminals located on the Provider's premises ("computer terminals"), through a toll-free telephone number or otherwise;

        (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

        (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

        (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

        (e) electronically transferring and receiving funds for Fund Share purchases and redemptions, and confirming and reconciling all such transactions;

        (f)  reviewing the activity in Fund accounts;

        (g)  providing training and supervision of its personnel; and

        (h) responding to customers' and potential customers' questions about the Funds.

The Services listed above are illustrative. The Provider is not required to perform each Service and may at any time perform either more or fewer Services than described above.

    3. During the term of this Agreement, the Funds will pay the Provider fees as set forth in a written schedule delivered to the Provider pursuant to this Agreement. The fee schedule for Provider may be changed by FAS sending a new fee schedule to Provider pursuant to Paragraph 10 of this Agreement.
For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.



    4. The Provider understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciaryto substantial penalties.

    5. The Provider agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of a Fund in opposition to proxies solicited by management of the Trusts, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trusts constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 5 will survive the term of this Agreement.

    6. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Trust, including a majority of the members of the Board of the Trusts who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of this Agreement or in any related documents to this Agreement ("Disinterested Board Members") cast in person at a meeting called for that purpose.

    7. Notwithstanding Paragraph 6, this Agreement may be terminated as follows:

        (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Board Members of the Trusts or by a vote of a majority of the outstanding voting securities of a Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

        (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

        (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

    8. The Provider agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide the Funds or their designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

    9. This Agreement supersedes any prior service agreements between the parties for the Funds.

    10. This Agreement may be amended by FAS from time to time by the following procedure. FAS will mail a copy of the amendment to the Provider's address, as shown below. If the Provider does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of this Agreement. The Provider's objection must be in writing and be received by FAS within such thirty days.

    11. The Provider acknowledges and agrees that FAS has entered into this Agreement solely in the capacity of agent for the Funds. The Provider agrees not to claim that FAS is liable for any responsibilities or amounts due by the Funds hereunder.

    12. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.


	Provider



	Address



	City, State, Zip Code



	Date



	Authorized Signature


	Title



	Print Name of Authorized Signature




                                   	FEDERATED ADMINISTRATIVE SERVICES
                                       	Federated Investors Tower
                                       	Pittsburgh, Pennsylvania 15222-3779


	By:
	Vice President




Superseded by Amendment to Exhibit A dated 7/1/99

AMENDMENT TO EXHIBIT A
TO THE
SHAREHOLDER SERVICES AGREEMENT

Class A Shares
Wachovia Balanced Fund
Wachovia Emerging Markets Fund
Wachovia Equity Fund
Wachovia Equity Index Fund
Wachovia Fixed Income Fund
Wachovia Georgia Municipal Bond Fund
Wachovia Growth & Income Fund
Wachovia Intermediate Fixed Income Fund
Wachovia North Carolina Municipal Bond Fund
Wachovia Quantitative Equity Fund
Wachovia Short-Term Fixed Income Fund
Wachovia South Carolina Municipal Bond Fund
Wachovia Special Values Fund
Wachovia Virginia Municipal Bond Fund

Class B Shares
Wachovia Balanced Fund
Wachovia Equity Fund
Wachovia Fixed Income Fund
Wachovia Quantitative Equity Fund



Shareholder Service Fees

	1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25 of 1% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

   	2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that this Agreement is in effect during the quarter.

As revised:  January 6, 1999



AMENDMENT TO EXHIBIT A
TO THE
SHAREHOLDER SERVICES AGREEMENT

Class A Shares
Wachovia Balanced Fund
Wachovia Emerging Markets Fund
Wachovia Equity Fund
Wachovia Equity Index Fund
Wachovia Executive Equity Fund
Wachovia Executive Fixed Income Fund
Wachovia Fixed Income Fund
Wachovia Georgia Municipal Bond Fund
Wachovia Growth & Income Fund
Wachovia Intermediate Fixed Income Fund
Wachovia North Carolina Municipal Bond Fund
Wachovia Personal Equity Fund
Wachovia Quantitative Equity Fund
Wachovia Short-Term Fixed Income Fund
Wachovia South Carolina Municipal Bond Fund
Wachovia Special Values Fund
Wachovia Virginia Municipal Bond Fund

Class B Shares
Wachovia Balanced Fund
Wachovia Equity Fund
Wachovia Executive Equity Fund
Wachovia Executive Fixed Income Fund
Wachovia Fixed Income Fund
Wachovia Personal Equity Fund
Wachovia Quantitative Equity Fund
Wachovia Special Values Fund



Shareholder Service Fees

	1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25 of 1% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

   	2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that this Agreement is in effect during the quarter.

As revised:  July 1, 1999